Exhibit 10.1

The Company leases its headquarters space under that certain Lease Agreement dated as of January 1, 2006, by and between CROWN Cork & Seal USA, Inc., as Lessor, and Constar, Inc., as Lessee (the “Lease”). The Lease was filed as Exhibit 10.1 to a Report on Form 8-K filed on April 6, 2006. The Lease has been amended by oral agreement to increase the amount of rented space. The monthly rent for the additional space is $1,872.